Exhibit 10.8(g)

EXECUTION COPY

CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 21, 2008, among ADDUS HEALTHCARE, INC., an Illinois corporation (“Borrower”), the other persons signatory hereto as “Loan Parties”, FREEPORT FINANCIAL LLC, a Delaware limited liability company (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

RECITALS

A. Borrower, the Loan Parties, the Lenders signatory thereto and Agent are party to that certain Credit Agreement dated as of September 19, 2006 (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007, that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007, that certain Consent and Third Amendment to Credit Agreement dated as of November 13, 2007, that certain Consent and Fourth Amendment to Credit Agreement dated as of April 1, 2008, that certain Consent and Fifth Amendment to Credit Agreement dated as of June 9, 2008, that certain Consent and Sixth Amendment to Credit Agreement dated as of September 25, 2008 and as further amended, restated or otherwise modified including by this Amendment, the “Credit Agreement”).

B. Borrower, the Loan Parties, the Lenders and Agent are entering into this Amendment to amend certain provisions of the Credit Agreement.

C. Agent, Lenders and the Loan Parties are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Consent. Borrower, Agent and the Lenders hereby (A) consent to the assignment of certain Loans pursuant to the Assignment Agreement (the “Seventh Amendment Assignment”) attached to this Amendment as Exhibit A notwithstanding the minimum assignment provisions of Section 9.1(a) of the Credit Agreement; and (B) consent to the drawing of all remaining Delayed Draw Term Loan Commitments immediately prior to the Seventh Amendment Effective Date notwithstanding the conditions to borrowing set forth in Section 2.1(a)(iv) of the Credit Agreement have not been met; provided that, notwithstanding the terms set forth in Section 2.1(a)(iii) of the Credit Agreement with respect to the use of proceeds of the

Delayed Draw Term Loans, the proceeds of the Delayed Draw Term Loans so borrowed are immediately applied to pay the amendment fee pursuant to Section 5.4 hereof and repay the outstanding principal amount of the Revolving Loans.

Section 3. Amendment to the Credit Agreement. As of the Seventh Amendment Effective Date, the Credit Agreement is hereby amended as follows:

3.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

Seventh Amendment means that certain Consent and Seventh Amendment to Credit Agreement dated as of October 21, 2008 among the Loan Parties, Agent and the Lenders.

Seventh Amendment Assignment has the meaning set forth in the Seventh Amendment.

Seventh Amendment Effective Date has the meaning set forth in the Seventh Amendment.

Seventh Amendment Reaffirmation of Collateral Documents means the Consent and Reaffirmation (Seventh Amendment), dated as of October 21, 2008 of the Loan Parties signatory thereto, in respect of the Collateral Documents.

3.2. On the Seventh Amendment Effective Date, Section 2.1(a)(v) of the Credit Agreement shall be amended and restated in its entirety and replaced with the following new Section 2.1(a)(v):

(v) Borrower shall repay the Term Loans through periodic payments on the dates and in the amounts indicated below (“Scheduled Installments”), and in any event the entire remaining principal balance shall be repaid on the Commitment Termination Date.

Term Loan

Date	Scheduled Installment
December 31, 2008	$1,662,500

March 31, 2009	$1,662,500

June 30, 2009	$1,662,500

September 30, 2009	$1,662,500

December 31, 2009	$2,100,000

March 31, 2010	$2,100,000

June 30, 2010	$2,100,000

September 30, 2010	$2,100,000

December 31, 2010	$2,537,500

March 31, 2011	$2,537,500

June 30, 2011	$2,537,500

September 19, 2011	$32,368,500 or the outstanding principal balance of Term Loans outstanding on such date

The above scheduled installment amounts reflect the incurrence by the Borrower of the Delayed Draw Term Loans funded as of the Seventh Amendment Effective Date. The final installment payment shall in all events equal the entire remaining principal balance of the Term Loan (including any remaining principal balance of such Delayed Draw Term Loans). Amounts borrowed under this Section 2.1(a) and repaid may not be reborrowed.

At the request of the applicable Lender, the Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 2.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and Borrower shall execute and deliver a Term Note to each such Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon.”

3.3. On the Seventh Amendment Effective Date, Section 7.1(d) of the Credit Agreement shall be amended by replacing the Leverage Ratios currently referenced in such Section (i) for the Fiscal Quarters ending December 31, 2008 and March 31, 2009 with references in each case to 4.25:1.00; (ii) for the Fiscal Quarter ending June 30, 2009 with a reference to 4:00:1.00; and (iii) for the Fiscal Quarter ending September 30, 2009 with a reference to 3.75:1.00.

Section 4. Representations and Warranties. To induce Agent and Lenders to execute this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders as follows:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite action of each Loan Party thereto, and this Amendment constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(b) each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists thereunder or would exist after giving effect to this Amendment.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Seventh Amendment Effective Date”):

5.1. Execution and Delivery. Borrower, each of the other Loan Parties, Agent, the Requisite Lenders, each holder of Delayed Draw Term Loans and the Supermajority Revolving Lenders shall have executed and delivered this Agreement and each Loan Party shall have executed and delivered the Consent and Reaffirmation in the form of Exhibit B attached hereto.

5.2. Assignment Agreements. The Seventh Amendment Assignment shall be effective and the settlement of amounts due pursuant thereto shall have occurred.

5.3. Delayed Draw Term Loans. The Lenders holding Delayed Draw Term Loan Commitments shall have funded all such remaining Commitments and the proceeds of such borrowing shall have been immediately applied to pay the amendment fee pursuant to Section 5.4 hereof and repay the outstanding principal amount of the Revolving Loans.

5.4. Amendment Fee. Borrower shall have paid to Agent for the benefit of each Lender an amendment fee in an amount equal to $271,991.25 which amount shall be payable to each such Lender based on such Lender’s Pro Rata Share of such amount in each case immediately prior to giving effect to the Seventh Amendment Assignment but after giving effect to the drawing of the Delayed Draw Term Loans referenced in Section 5.3 of this Amendment.

5.5. No Defaults. After giving effect to this Amendment, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing.

5.6. Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Seventh Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.7. Fees. Borrower shall have paid all reasonable and documented costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP) of Agent.

5.8. Other Matters. Agent shall have received such other instruments and documents as Agent or the Requisite Lenders may reasonably request in connection with the execution of this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

Section 6. Miscellaneous.

6.1. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

6.3. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

6.4. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

6.5. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.6. References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

Section 7. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

ADDUS HOLDING CORPORATION

By:	/s/ Simon Bachleda
Name:	Simon Bachleda
Title:	Vice President and Secretary

ADDUS HEALTHCARE, INC.

FORT SMITH HOME HEALTH AGENCY, INC.

LITTLE ROCK HOME HEALTH AGENCY, INC.

LOWELL HOME HEALTH AGENCY, INC.

PHC ACQUISITION CORPORATION

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

BENEFITS ASSURANCE CO., INC.

By:	/s/ Frank Leonard
Name:	Frank Leonard
Title:	Chief Financial Officer and Secretary

FREEPORT FINANCIAL LLC, as Agent

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT OFFSHORE LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT LOAN TRUST 2006-1, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FIFTH THIRD BANK, CHICAGO (A Michigan Banking Company)

By:	/s/ Michael E. May
Name:	Michael E. May
Title:	Vice President

CF BLACKBURN LLC

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